EXHIBIT 10.7(b)

                              BANK RHODE ISLAND

                             AMENDMENT NO. 3 TO

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


      WHEREAS, Bank Rhode Island (the "Bank") desires to amend the provisions of the Bank's Supplemental Executive Retirement Plan (the "Plan") to change the definition of "Change of Control" under the Plan; and

      WHEREAS, under Article VIII of the Plan, the Board of Directors of the Bank may amend the Plan at any time, provided that such amendment shall not reduce the vested benefit of any Participant or amend Section 6.1 or 6.2 of the Plan without the consent of all Participants; and

      WHEREAS, under Section 3.1 of the Plan, the Board of Directors of the Bank may from time to time select employees who shall be Participants in the Plan and shall determine the Applicable Benefit Amount for such Participants (as such terms are defined in the Plan); and

      WHEREAS, on September 19, 2000 the Board of Directors of the Bank approved amending the definition of "Change in Control" under the Plan and approved increasing the Applicable Benefit Amounts payable to Participants under the Plan;

      NOW, THEREFORE, the Plan is amended as follows:

      1. That Schedule A of the Plan be amended in its entirety to read as set forth on Schedule A attached hereto.

      2. Schedule B of the Plan be amended to increase the Applicable Benefit Amount payable to Merrill W. Sherman to $150,000 as set forth in Schedule B attached hereto.

      3. Schedule C of the Plan be amended to increase the Applicable Benefit Amounts payable to the Participants listed thereon as set forth on Schedule C attached hereto.

      4. All other provisions of the Plan shall remain in full force and effect and are hereby ratified, approved and confirmed.

      IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to the Supplemental Executive Retirement Plan to be executed by its duly authorized officer as of the 1st day of January, 2001.

                                       BANK RHODE ISLAND


                                       By:  /s/Malcolm G. Chace
                                            -------------------------------
                                            Malcolm G. Chace,
                                            Chairman


Attest:

/s/ Margaret D. Farrell
    Secretary


                                 SCHEDULE A
                                 ----------

                                     TO

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      (A) Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if and when:

            (1) a Takeover Transaction is effectuated; or (2) Bancorp Rhode Island, Inc. (the "Company") commences substantive negotiations with a third party with respect to a Takeover Transaction if within twelve (12) months of the commencement of such negotiations, enters into a definitive agreement with respect to a Takeover Transaction with any party with which negotiations were originally commenced; or
      (3) any election of directors of the Company occurs (whether by the directors then in office or by the shareholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the board of directors immediately preceding such election; or (4) either of the Company or the Bank effectuates a complete liquidation.

      (B)   Takeover Transaction.  A "Takeover Transaction" shall mean:

            (1) The acquisition of voting securities of the Company by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than by the Company or its subsidiaries or any employee benefit plan (or related trust) of the Company or its subsidiaries, which theretofore did not beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) securities representing 30% or more of the voting power of all outstanding shares of voting securities of the Company, if such acquisition results in such individual, entity or group owning securities representing more than 30% of the voting power of all outstanding voting securities of the Company; provided, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of voting securities of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of the Company outstanding immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the outstanding voting securities of the Company, shall not constitute a Change in Control; or

            (2) The issuance of additional shares of common stock of the Company or the Bank, as applicable, in a single transaction or a series of related transactions if the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company or the Bank, as applicable, immediately prior to such issuance do not, following such issuance, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of all then outstanding voting securities of the Company or the Bank, as applicable; or

            (3) Consummation by the Company or the Bank of (a) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of such entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation, or (b) the sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (on a consolidated basis) or the Bank to a party which is not controlled by or under common control with such entity, or (c) the sale by the Company in one transaction or in a series of related transactions of voting securities of the Bank such that following such transaction or transactions the Company no longer beneficially owns, directly or indirectly, securities representing more than 50% of the voting power of the then outstanding voting securities of the Bank.

      For purposes of this Section (B), "voting power" means ordinary voting power for the election of directors.


                                 SCHEDULE B
                                 ----------


         Participants:         Applicable Benefit Amount
         ------------          -------------------------

      Sherman, Merrill W.               $150,000


                                 SCHEDULE C
                                 ----------

         Participants:         Applicable Benefit Amount
         ------------          -------------------------

      DeRentis, James V.                $ 35,000
      McQueen, Donald C.                $ 50,000
      Rietheimer, Albert R.             $ 50,000